Exhibit 10.4

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

June 8, 2022

Yulin Sun, Chairman

Fsunshine Trading PTE. Ltd.

2 Venture Drive #11-30

Vision Exchange

Singapore 608526

Re:	Securities Purchase Agreement by and between Avalon GloboCare Corp. and Fsunshine Trading PTE. Ltd. dated March 28, 2022 (the “Fsunshine Agreement”)

Mr. Sun:

Reference is hereby made to the Fsunshine Agreement. All terms not defined herein shall have the meaning as set forth in the Fsunshine Agreement. In order to reflect a reduction in the aggregate investment amount under the Fsunshine Agreement from $4,000,000 to $3,718,942.74 with a corresponding reduction in the Warrants, the Parties hereby agree that the below sections are hereby amended and restated as follows:

1.	WHEREAS B of the Fsunshine Agreement is hereby amended and restated as follows:

Buyers desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) 1% convertible notes of the Company, in the form attached hereto as Exhibit “A”, in the aggregate principal amount of up to Three Million Seven Hundred Eighteen Thousand Nine Hundred Forty-Two Dollars and 74/00 ($3,718,942.74) (the “Notes”) convertible into shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations, conditions and adjustments set forth in such Notes; (ii) warrants to purchase 33,333 shares of Common Stock (the “Warrants”) for every $100,000 invested (the “Warrants”); and

2.	Section 1(a) of the Fsunshine Agreement is hereby amended and restated as follows:

Purchase of Notes and Warrants. On the Closing Date (as defined below), the Company shall issue and sell to each Buyer and each Buyer severally agrees to purchase from the Company such principal amount of Notes and number of Warrants as is set forth immediately below such Buyer’s name on the signature pages hereto, which will represent up to aggregate Three Million Seven Hundred Eighteen Thousand Nine Hundred Forty-Two Dollars and 74/00 ($3,718,942.74) principal amount of Notes and Warrants to purchase an aggregate of 1,239,647 shares of Common Stock.

3.	Section 1(c) of the Fsunshine Agreement is hereby amended and restated as follows:

Closing Date. The date and time of the issuance and sale of the Notes and the Warrants pursuant to this Agreement (the “Closing Date”) are $2,669,521.60 of the Notes on April 15, 2022, with respect to $659,580.64 of the Notes on April 29, 2022, $199,840.50 of the Notes on May 18, 2022 and $190,000 of the Notes on May 25, 2022.

We request that you sign below agreeing to the amendments set forth above.

Avalon GloboCare Corp.

By: /s/ Luisa Ingargiola

Name: Luisa Ingargiola

Title: CFO

ACKNOWLEDGED AND AGREED:

Fsunshine Trading PTE. Ltd.

By: /s/ Yulin Sun

Name: Yulin Sun

Title: Chairman